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                                                                EXHIBIT 10.14(a)

                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT
                  AMENDED AND RESTATED AS OF FEBRUARY 24, 2005

     This Amendment No. 1amends that certain Employment Agreement Amended and Restated as of February 24, 2005 between Nextel Partners Operating Corp., Nextel Partners, Inc., and John Chapple (the "Employment Agreement").

     WHEREAS, the Company and Executive desire to amend the Employment Agreement to incorporate (i) Executive's annual merit increase in salary, (ii) the payment of certain bonuses, and (iii) the revised terms and conditions of the Company's Retention and Severance Plan attached hereto and incorporated herein by this reference (the "Retention and Severance Plan").

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and Executive, intending to be legally bound, hereby agree as follows:

     1. All capitalized terms used in this Amendment No. 1 that are not otherwise defined herein shall have the same meaning as ascribed to such term in the Employment Agreement.

     2. Section 3(a)(i) of the Employment Agreement is amended such that the base salary amount specified in Section 3(a)(i) is deleted and replaced with $648,000. This increase in the base salary amount shall be effective February 24, 2006.

     3. Section 3(a)(ii) of the Employment Agreement is amended such that the word "annual" is deleted and replaced with the word "quarterly". In addition, the following is hereby added to the end of Section 3(a)(ii):

          "The quarterly additional cash payment shall be paid as soon as practicable after the conclusion of each calendar quarter in which the established performance targets are met. In the event that Executive's employment is terminated without "cause" or by the executive officer for "good reason" (as defined in the Employment Agreement), the executive officer shall be entitled to receive, within 10 days of such termination, a lump sum cash payment equal to the excess, if any, of (a) the product of
     (i) the sum of the participant's (A) Target Annualized Performance Bonus and (B) Target Annualized Commissions (in each case, as defined in the Applicable Severance Plan) and (ii) a fraction, the numerator of which is equal to the number of days elapsed from January 1, 2006 through the date of termination and the denominator of which is 365 over (b) the amount of quarterly performance bonus payments previously made to Executive with respect to performance periods during calendar year 2006 through the date of termination. If Executive resigns for good reason or is terminated

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     without cause before the end of a quarter, the performance bonus shall be calculated based on the Company results as of the end of the immediately prior quarter, and if Executive resigns for good reason or is terminated without cause before the end of the first quarter of 2006, the performance bonus will be calculated based on the Company results as of the end of the calendar month immediately preceding such termination."

     4. A new Section 3(a)(v) is hereby added as follows:

          "Executive shall be entitled to receive an OCF Bonus and a cash bonus in lieu of a grant of restricted stock in accordance with and subject to the terms and conditions set forth in those certain resolutions adopted by the Compensation Committee of the Board of Directors at a meeting held on January 24, 2006, a copy of which are attached hereto and incorporated herein by reference as Exhibit A."

     5. Section 8(c) of the Employment Agreement is amended such that all references to the Retention and Severance Plan shall refer to the Retention and Severance Plan attached hereto as Exhibit B.

     6. Except as modified by this Amendment No. 1, all other terms and conditions of the Employment Agreement remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the ___ day of __________, 2006.

                                        NEXTEL PARTNERS OPERATING CORP.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        NEXTEL PARTNERS, INC.


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------


                                        EXECUTIVE


                                        ----------------------------------------
                                        John Chapple